EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

 PRINCIPAL EXECUTIVE OFFICER

 OF PHOENIX RISING COMPANIES

In connection with the accompanying Annual Report on Form 10-K of Phoenix Rising Companies for the year ended December 31, 2020, the undersigned, Ding-Shin “DS” Chang, Chief Executive Officer of Phoenix Rising Companies, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2020 fairly presents, in all material respects, the financial condition and results of operations of Phoenix Rising Companies

Date: May 29, 2021	By:	/s/ Ding-Shin “DS” Chang
Ding-Shin “DS” Chang
Chief Executive Officer (principal executive officer)